Exhibit 99.4

AMENDMENT #1

COMMON STOCK PURCHASE WARRANT

This AMENDMENT #1 (this “Amendment”) TO COMMON STOCK PURCHASE WARRANT (the “Warrant”) dated June 28, 2019 between Acura Pharmaceuticals, Inc. (“Acura”), a New York corporation, having a place of business at 616 N. North Court, Suite 120, Palatine, IL 60067, and Abuse Deterrent Pharma, LLC (“AD Pharma”), a Kentucky limited liability company, having a place of business at 333 E. Main Street, Suite 220, Louisville, Kentucky 40202, is made as of June 14, 2024.

RECITALS

WHEREAS, the Parties desire to amend the Warrant to change the Expiration Date of this Warrant.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Warrant, as amended, and this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Acura and AD Pharma agree to change Expiration Date of this Warrant to October 31, 2024.

Amendments. Except as expressly amended by this Amendment #1, the Warrant shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names by their properly and duly authorized officers or representatives as of the date first written above.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Name: Peter A. Clemens
Title: SVP and CFO

ABUSE DETERRENT PHARMA, LLC

By:	/s/ John chutte
Name: John Schutte
Title: Managing Partner